                                  AMERICAN HONDA FINANCE CORPORATION

                                  MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  January 1, through January 31, 1998




A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                $1,080,049,608.67
(B) Class A Certificate Ownership Interest of the Trust                                 93.75%
(C) Original Class A Certificate Balance                                    $1,012,546,508.13
(D) Class A Certificate Rate                                                             5.85%
(E) Original Class B Certificate Balance                                       $67,503,100.54
(F) Class B Certificate Rate                                                             5.85%
(G) Servicing Fee Rate                                                                   1.00%
(H) Original Weighted Average Coupon (WAC)                                               7.59%
(I) Original Weighted Average Remaining Term (WAM)                                      42.14 months
(J) Number of Contracts                                                                90,365
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                       0.15%
    (ii)   Reserve Fund Initial Deposit                                         $1,620,074.41
    (iii)  Specified Reserve Fund Balance Percent                                        0.75%
    (iv)   Specified Reserve Fund Balance                                       $8,100,372.07
    (v)    Reserve Fund Floor Percent                                                    1.50%
    (vi)   Reserve Fund Floor Amount                                           $16,200,744.13
    (vii)  Reserve Fund Floor Trigger Amount                                  $324,014,882.40
(L)  Original Yield Supplement Deposit                                         $11,931,514.53
(M)  Original Letter of Credit Amount                                          $84,000,000.00



B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                                860,345,744.89
(B) Total Portfolio Pool Factor                                                     0.7965798
(C) Class A Certificate Balance                                                806,574,135.83
(D) Class A Principal Factor                                                        0.7965798
(E) Class B Certificate Balance                                                $53,771,609.06
(F) Reserve Fund Balance                                                         6,761,408.88
(G) Outstanding Interest Advance                                                 1,353,119.64
(H) Payahead Account Balance                                                     1,671,198.43
(I) Cumulative Net Losses for All Prior Periods                                  1,384,119.65
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                                 7.63%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                        36.95 months
(L) Number of Contracts                                                                83,714
(M) Yield Supplement Balance                                                     8,222,411.10
(N) Letter of Credit Amount                                                     77,817,473.58

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                        6,231,365.65
    (ii)  Prepayments in Full                                                   $2,436,434.06
    (iii) Prepayments in Full Due to Repurchases                                        $0.00
(B) Precomputed Contracts Total Collections                                    $10,025,329.94
(C) Simple Interest Contracts
    (i)   Collected Principal                                                   25,471,248.33
    (ii)  Collected Interest                                                     4,263,462.96
    (iii) Repurchased Receivables Principal                                              0.00
    (iv)  Repurchased Receivables Interest                                               0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                        480,604.38
    (ii) Current Advance Amount                                                    420,204.02

(E) Interest Advance for Simple Interest - Net (If positive, Additiona                   0.00

(F) Payahead Account
    (i)  Payments Applied                                                          399,245.83
    (ii) Additional Payaheads                                                      468,508.43
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                                 7.64%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                    36.10 months
(I) Remaining Number of Contracts                                                      82,529

(J) Delinquent Contracts                             Contracts                          Amount

    (i)   31-60 Days Delinquent                           732    0.89%             $9,288,645  1.13%
    (ii)  61-90 Days Delinquent                           121    0.15%              1,649,249  0.20%
    (iii) Over 90 Days Delinquent                          53    0.06%                725,745  0.09%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                             0.00
(B) Reserve Fund Investment Income -- Paid to Seller                                32,666.63
(C) Investment Income on Yield Supplement Balance                                   42,564.88
(D) Aggregate Net Losses for Collection Period                                     516,304.53
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                       1,210,305.85
    (ii)  Net Liquidation Proceeds Received During the Collection Peri             619,322.64
    (iii) Recoveries on Previously Liquidated Contracts                             74,678.68
(F) Number of Vehicles Repossessed During the Collection Period                            81


                                  AMERICAN HONDA FINANCE CORPORATION

                                  MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  January 1, through January 31, 1998
I. COLLECTIONS


(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii + C(         $34,139,048.04
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(i) +            5,560,592.83
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                       694,001.32
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                               0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                           0.00

(F) Total Collections (A+B+C+D+E)                                               40,393,642.19
(G) Net Simple Interest Advance Amount  (C(E))                                           0.00

(H) Total Collections and Advances (F+G)                                        40,393,642.19

(I) Yield Supplement Deposit                                                       559,622.91

(J) Total Available Amount (F+G+H)                                              40,953,265.10


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))                  34,139,048.04
(B) Principal on Repurchased Contracts (I(D))                                            0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                    1,210,305.85

(D) Total Principal Reduction (A+B+C)                                           35,349,353.89

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                           3,932,048.91
    (ii)  Monthly Principal to Class A (B(C)-(III(i)*A(B))                      33,140,019.27

    (iii) Total Distributable Amount (i+ii)                                     37,072,068.18

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(F)*B(E))                             262,136.59
    (ii)  Monthly Principal to Class B (II(D)-(E)ii)                             2,209,334.62

    (iii) Total Distributable Amount (i+ii)                                      2,471,471.21

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                                716,954.79
    (ii)  Class A Amount (II(E)iii)                                             37,072,068.18
    (iii)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                       692,770.92
    (iv) Class B Amount (II(F)iii)                                               2,471,471.21
    (v) Residual Release to Seller                                                       0.00

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                             40,953,265.10

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                         0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H)+II(          40,953,265.10


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                             Beginning                          End
                                             of Period                       of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                   860,345,744.89                  824,996,391.00
    (ii)  Total Pool Factor                         0.7965798                       0.7638505
    (iii) Class A Certificate Balance          806,574,135.83                  773,434,116.56
    (iv)  Class A Principal Factor                  0.7965798                       0.7638505
    (v)   Class B Certificate Balance           53,771,609.06                   51,562,274.44

(B) Portfolio Information
    (i)   Weighted Average Coupon (WA                    7.63%                           7.64%
    (ii)  Weighted Average Remaining                           months                         months
    (iii) Remaining Number of Contrac                                                                                 82,529


(C) Outstanding Advance Amount                  $1,353,119.64                   $1,292,719.28

(D) Outstanding Payahead Balance                $1,671,198.43                   $1,740,461.03





IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                       $6,761,408.88

(B) Draw for Class A Distributa(If Positive ((II(E)iii+(G)i)-I(H)))                      0.00
    (i) Contribution from Seller to fund new floor amount per Article I of Pooling and Servicing Agreement
(C) Draw for Class B Distributable Amount and Servicing Fee                              0.00
        (If Positive ((II(E)iii + II(F)(iii) + (G)i) - (I(H)+IV(B)))
(D) Amount Available for Deposit to the Reserve Fund                              $692,770.92
        (If Positive (I(H) - (II(E)iii + II(F)(iii) + (G)i)))
(E) Reserve Fund Balance Prior to Release (IV(A-B-C+D))                         $7,454,179.80

(F) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                    $8,100,372.07

(G) Reserve Fund Release to Seller                                                       0.00
        (If Positive (E-F))
(H) Ending Reserve Fund Balance (E-G)                                           $7,454,179.80


V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                                  $8,222,411.10
(B) Investment Earnings                                                            $42,564.88
(C) Additional Yield Supplement Amounts                                                 $0.00
(D) Yield Supplement Deposit Amount                                               $559,622.91
(E) Ending Yield Supplement Account Balance                                     $7,705,353.07
(F) Release Amount Due Seller                                                      362,043.39
(G) Ending Yield Supplement Account Balance to be Invested                       7,343,309.68


V. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)                      516,304.53
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)i)              1,210,305.85
    (ii)  Net Liquidation Proceeds Received During the Collection Peri             619,322.64
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)                   74,678.68
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                            1,900,424.18

(D) Delinquent and Repossessed Contracts
                                                     Contracts                          Amount

    (i)   31-60 Days Delinquent                           732    0.89%           9,288,645.00       #
    (ii)  61-90 Days Delinquent                           121    0.15%           1,649,249.00       #
    (iii) Over 90 Days Delinquent                          53    0.06%             725,745.00       #

    (iv)  Vehicles Repossessed During                      81    0.10%           1,178,032.39       #
    (v)  Total Accumulated Repossesse                     167    0.20%           2,282,407.38

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                            0.53%
    (ii)  Preceeding Collection Period                                                   0.74%
    (iii) Current Collection Period                                                      0.74%
    (iv)  Three Month Average (Avg(i,ii,iii))                                            0.67%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                            0.29%
    (ii)  Preceeding Collection Period                                                   0.37%
    (iii) Current Collection Period                                                      0.41%
    (iv)  Three Month Average (Avg(i,ii,iii))                                            0.36%

(C) Loss and Delinquency Trigger Indicator                            Trigger Was Not Hit


VII.  LETTER OF CREDIT SUMMARY

(A) Original Letter ofCredit Amount  (A(L))                                     84,000,000.00
(B) Reset Percentage (# of contracts end of period / Original # of con                  91.33%
(C)  Less Draws                                                                          0.00
(D)  Balance End of Period  ((VIII(A) * VIII(B) - VIII(C))                      76,715,940.91


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



/s/ John Weisickle
John Weisickle, Vice President / Finance
